Exhibit 4.17

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:30 PM 10/29/2002 020668754 – 3572084

CERTIFICATE OF FORMATION

OF

CROW CREEK ENERGY L.L.C.

The undersigned, acting as the organizer of a limited liability company under the Delaware Limited Liability Company Act (the “Act”), does hereby adopt the following Certificate of Formation for such limited liability company:

ARTICLE ONE

The name of the limited liability company is Crow Creek Energy L.L.C. (the “Company”).

ARTICLE TWO

The period of the Company’s duration shall commence as of October 29, 2002 and be perpetual, unless the Company dissolves in accordance with the terms of its Operating Agreement.

ARTICLE THREE

The purpose of the Company is to perform any activities that lawfully may be conducted by a limited liability company organized pursuant to the Act.

ARTICLE FOUR

The address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE FIVE

The Company may have one or more managers, and the name of its initial managers are:

Maurice Storm

Patrick Hall

David Albin

Kenneth Hersh

William Quinn

ARTICLE SIX

To the fullest extent permitted by applicable law, no member, manager or officer of the Company shall be personally liable to the Company or its members for monetary damages for an act of omission in such capacity.

Future amendments of applicable law may enlarge, but shall not diminish, the limitation on the personal liability of a member, manager or officer. Similarly, any repeal or amendment of this Article, or the adoption of any other provision of this Certificate of Formation inconsistent with this Article, by the members of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability existing at the time of such repeal, amendment or adoption of an inconsistent provision.

ARTICLE SEVEN

The name of the organizer of the Company is Christopher Ray, whose address is 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this the 29th day of October, 2002.

Christopher Ray
Organizer

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION OF

CROW CREEK ENERGY L.L.C.

Crow Creek Energy L.L.C., a Delaware limited liability company (the “Company”), hereby certifies as follows:

1. The name of the Company is Crow Creek Energy L.L.C. The Company’s original Certificate of Formation was filed with the Secretary of State of the State of Delaware on October 29, 2002.

2. ARTICLE FIVE of the Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

“ARTICLE FIVE

The Company shall be managed by its sole member or members.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by one of its managers on the 20th day of April, 2004.

Crow Creek Energy L.L.C.

By:
Patrick Hall
Manager

State of Delaware Secretary of State Division of Corporations Delivered 08:23 PM 04/20/2004 FILED 08:18 PM 04/20/2004 SRV 040289578 – 3572084 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED CERTIFICATE OF FORMATION

OF

CROW CREEK ENERGY L.L.C.

Crow Creek Energy L.L.C., a Delaware limited liability company (the “Company”), hereby certifies as follows:

1. The name of the Company is Crow Creek Energy L.L.C.;

2. The Company’s original Certificate of Formation was filed with the Delaware Secretary of State on October 29, 2002;

3. The Company filed a Certificate of Amendment to the original Certificate of Formation on April 20, 2004; and

4. ARTICLE ONE of the original Certificate of Formation of the Company, as previously amended, is hereby amended to read in its entirety as follows:

“ARTICLE ONE

The name of the limited liability company is Penn Virginia MC Energy L.L.C.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Amended Certificate of Formation to be signed by Patrick Hall this 13th day of June, 2006.

By:
Patrick Hall, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:53 PM 06/13/2006 FILED 02:42 PM 06/13/2006 SRV 060569745 – 3572084 FILE